EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26150) of Chesapeake Corporation of our report dated June 17, 2005 relating to the financial statements and schedule of the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees, which appears in this Form 11-K.

/S/ PRICEWATERHOUSECOOPERS LLP

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PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia

June 27, 2005